                                                                  EXHIBIT 10.104


                        OPERATING DEFICIT LOAN AGREEMENT

                      (SUNRISE OF STUDIO CITY, CALIFORNIA)

        THIS OPERATING DEFICIT LOAN AGREEMENT (the "Agreement") is made as of the 23rd day of December, 2002, by SUNRISE ASSISTED LIVING MANAGEMENT, INC., a Virginia corporation ("SALMI") to and for the benefit of AL U.S./STUDIO CITY SENIOR HOUSING, L.P., a California limited partnership ("Beneficiary").

                                    RECITALS

        A. Beneficiary desires to construct a certain assisted living facility (the "Facility") in Studio City, California, to be known as "Sunrise of Studio City."

        B. The costs of construction of the Facility will be paid in part from the proceeds of a loan in the maximum principal amount of $14,250,000.00 (the "Construction Loan") made to Beneficiary by GMAC Commercial Mortgage ("Construction Lender"). The Construction Loan is being made pursuant to a Loan Agreement of even date herewith by and between Beneficiary and Construction Lender (the "Loan Agreement"), is evidenced by a certain Promissory Note of even date herewith (the "Note") and secured by a certain Construction Deed of Trust and Security Agreement of even date herewith (the "Deed of Trust") encumbering the property on which the Facility is to be constructed, as each may be amended from time to time.

        C. Pursuant to the terms of a certain Pre-Opening Services and Management Agreement by and between SALMI and Beneficiary (the "Management Agreement"), SALMI will provide Beneficiary with certain pre-opening services and will be the manager of the Facility once the Facility is completed.

        D. SALMI will derive substantial direct and indirect benefits from the Management Agreement.

        NOW, THEREFORE, in consideration of the premises, and intending to be legally bound, SALMI and Beneficiary hereby agree as follows:

        1.     DEFINITIONS.

        1.1    Certain Definitions.

               (a) "Operating Deficit" shall mean the excess, if any, of (i) "Adjusted Facility Expenses" (defined below), over (ii) Gross Revenues generated by the operation of the Facility, determined monthly on a cash basis, commencing as of the Commencement Date.

               (b) "Operating Surplus" shall mean the excess, if any, of (i) Gross Revenues generated by the operation of the Facility, over (ii) Adjusted Facility Expenses, determined monthly on a cash basis commencing as of the Commencement Date.

               (c) "Adjusted Facility Expenses" shall mean (i) all Facility Expenses (excluding amortization, depreciation and similar non-cash items) with respect to the Facility; except that such term shall not include real estate taxes, utilities and insurance premiums to the extent such items are greater than 103% of the amounts projected for such items on the pro forma budget for the Facility attached as Exhibit A; PLUS (ii) the Monthly Payment, excluding therefrom any portion thereof resulting from the calculation of interest at a rate in excess of seven percent (7%) per annum (except to the extent that such excess is due to any default by SALII or any of its Related Parties under any Facility Development Agreement or Facility Management Agreement).

               (d) "Commencement Date" shall be the date by which all funds budgeted in the interest reserve working capital reserve established for the Facility pursuant to the pro forma budget attached hereto as Exhibit A ("Budget") have been expended. The working capital reserve may be increased (or decreased) after the date hereof due to savings (or cost overruns) in other Budget categories, and Beneficiary and SALMI agree to be bound by any and all subsequent changes in such working capital reserve.

               (e) "Collection Costs" shall mean the reasonable costs and expenses (including reasonable attorney's fees) incurred by Beneficiary if Beneficiary is required to pursue its remedies in order to enforce SALMI's obligations hereunder.

               (f) "Monthly Payment" shall mean the regular monthly payment of interest to be paid by Beneficiary to Construction Lender pursuant to the terms of the Note under its terms as they exist as of the date hereof. In no event shall the Monthly Payment include any principal sum due on maturity of the Construction Loan nor by reason of the acceleration of the Construction Loan.

               (g) "Operating Default Loan" shall mean any loan advance made by SALMI to Beneficiary pursuant to the terms hereof.

               (h) "Termination Date" shall mean the earlier of (i) two (2) years from the Commencement of Management Services, or (ii) the effective date of the termination of the Management Agreement for any reason other than a default by SALMI thereunder, except that this date shall be extended so that in no case may this Agreement terminate prior to the repayment of the Construction Loan.

        1.2 Other Definitions. Initially capitalized terms used and not otherwise defined herein shall have the meaning given thereto in the Management Agreement if defined in the Management Agreement, or if not defined in the

Management Agreement, then the meaning given thereto in the LLC Agreement if defined in the LLC Agreement.

        2. AGREEMENT TO LEND.

               (a) SALMI hereby unconditionally guarantees and agrees that SALMI will lend to Beneficiary the amount of any Operating Deficit, pursuant to the terms set forth herein, from the Commencement Date through the Termination Date.

               (b) Commencing as of the first (1st) day of the first (1st) calendar month following the Commencement Date, and continuing as of the first
(1st) day of each calendar month thereafter until the Termination Date, the Operating Deficit, if any, for the calendar month just ended will be determined by Beneficiary. SALMI shall provide to Beneficiary funds in an amount equal to the Operating Deficit within five (5) business days after receipt of notice of such determination if such determination is accompanied by a directive from Beneficiary that it desires that the funds be advanced by SALMI at such time.

               (c) SALMI hereby further agrees to pay any and all Collection Costs which may be incurred by Beneficiary. The repayment of Collection Costs shall not affect the "Borrowing Account" or the "Loan Account" (defined below). The obligation to pay Collection Costs is separate and apart from the obligation to lend.

        3.     OBLIGATION TO LEND AND REPAYMENT TERMS.

               (a) Beneficiary shall establish two (2) separate accounts hereunder with respect to SALMI's obligation to lend and SALMI's right to repayment. The first account (the "Borrowing Account") shall be the amount which Beneficiary is entitled to borrow from SALMI and which SALMI is obligated to loan to Beneficiary, but which has not yet been advanced by SALMI to Beneficiary. The second account (the "Loan Account") shall be the actual amount owed to SALMI by Beneficiary in connection with advances actually made by SALMI to Beneficiary.

               (b) The Borrowing Account shall be established as of the end of the first calendar month following the Commencement Date with respect to which there is an Operating Deficit. There shall be added to the Borrowing Account the amount of any Operating Deficit for any month from and after the first month in which there is an Operating Deficit. There shall be subtracted from the Borrowing Account any sums actually loaned by SALMI to Beneficiary after the establishment of the Borrowing Account, provided, however, that the Borrowing Account shall never be less than zero. Beneficiary shall have the right, at any time or from time to time, to direct that SALMI lend to Beneficiary all or any portion of the balance in the Borrowing Account. Such election by Beneficiary may be made by written notice from Beneficiary to

SALMI. SALMI shall be obligated to advance funds to satisfy its obligation hereunder within five (5) business days of receipt of such notice from Beneficiary.

               (c) The Loan Account shall be established upon the first advance of any Operating Deficit Loan by SALMI to Beneficiary. Interest on any Operating Deficit Loan shall be computed at the rate of ten percent (10%) per annum. Interest shall be computed at such rate based upon the outstanding Operating Deficit Loan balance from time to time. The Loan Account shall be increased, as of the date of advance, by advances of funds by SALMI to Beneficiary, and shall be decreased by payments to SALMI by Beneficiary on account thereof. The Loan Account may be prepaid at any time or from time to time without penalty. Principal and interest on the Loan Account shall be paid by AL US on behalf of Beneficiary as set forth in Article 5.3 of the Limited Liability Company Operating Agreement of AL US Development, LLC effective as of December 23, 2002 (the "LLC Agreement") and Section 8 below.

               (d) Notwithstanding anything to the contrary contained in this Agreement, SALMI shall have no obligation to make any advance hereunder with respect to any Operating Deficit accruing from and after the Termination Date. At any time on or after the Commencement Date and on or prior to the Termination Date, SALMI shall remain obligated to lend to Beneficiary the outstanding amount in the Borrowing Account.

               (e) Any obligation or debt of Beneficiary or ALUS now or hereafter held by SALMI is hereby subordinated to the obligations of Beneficiary to Construction Lender under the Loan Agreement (the "Obligations") and SALMI shall not enforce or collect any such indebtedness from Beneficiary of ALUS. Nevertheless, upon request by Construction Lender, SALMI shall collect, enforce and receive such indebtedness of Beneficiary or ALUS to SALMI. Any sums collected at Construction Lender's request or collected in contravention of the prohibition set forth herein shall be held by SALMI as trustee for Construction Lender and shall be paid over to Construction Lender on account of the Obligations; provided, however, that such payments shall not impair, reduce or affect in any manner the liability of SALMI under the other provisions of this Agreement. SALMI hereby agrees to indemnify and hold Construction Lender harmless from and against any and all loss, cost, damage, liability or expense (including without limitation attorneys' fees and costs) incurred by Construction Lender incident to or in connection with any allegation or finding that the delivery of this Agreement is a "preference" under 11 U.S.C. Section 547.

               (f) In no event shall SALMI's obligations hereunder be construed as a guarantee of repayment of the Construction Loan.

               (g) Notwithstanding the foregoing or any other provision of this Agreement not the contrary, payments of interest and principal shall be required to be made only if and to the extent that Borrower has sufficient Proceeds from Capital Transactions available to pay such interest and/or principal in accordance with terms of the Venture Agreement. To the extent that such Proceeds from Capital Transactions are insufficient to pay interest under the loan on a current basis, any such interest shall accrue. Payments of principal under the Loan shall be made only from available Proceeds of Capital Transactions in accordance with the Venture Agreement.

        4. [INTENTIONALLY OMITTED].

        5. REPRESENTATIONS AND WARRANTIES. SALMI hereby makes the following representations and warranties to Beneficiary:

               (a) Power and Authority. SALMI has the requisite power, authority, capacity and legal right to execute, deliver and perform this Agreement.

               (b) Binding Obligations of SALMI. This Agreement and all other documents required to be executed and delivered hereunder, when executed and delivered, will constitute legal, valid and binding obligations of SALMI enforceable against SALMI in accordance with their terms.

               (c) No Legal Bar. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, with or without notice and/or lapse of time:

                      (i) constitute a breach of any of the terms and provisions of, or constitute a default under, any notice, contract, document, instrument, agreement or undertaking, whether written or oral, to which SALMI is a party or to which SALMI is subject;

                      (ii) accelerate or constitute an event entitling the holder of any indebtedness of SALMI to accelerate the maturity of any such indebtedness;

                      (iii) conflict with or result in a breach of any writ, order, injunction or decree against SALMI of any court or governmental agency or instrumentality, whether national, state, local or other; or

                      (iv) conflict with or be prohibited by any federal, state, local or other governmental law, statute, rule or regulation.

               (d) No Consent. No consent of any other person not heretofore obtained and no consent, approval or authorization of, or registration, declaration or filing with any court, governmental body, governmental authority or other person or entity whatsoever is required in connection with the valid execution, delivery or performance by SALMI of this Agreement or any other documents required to be executed and delivered hereunder, or in connection with any other transaction contemplated by this Agreement.

               (e) Truth and Completeness. Neither this Agreement nor any other statement furnished by SALMI to Beneficiary in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits any statement material fact necessary in order to make the statements contained herein or therein true and not misleading.

        6. NO IMPLIED WAIVER. No delay or failure of Beneficiary in exercising any right or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

        7. ASSIGNMENT. Beneficiary's rights under this Agreement may be assigned by Beneficiary to a third party, including, without limitation, Construction Lender as additional security for the Construction Loan, in the sole and absolute discretion of Beneficiary, in which event such assignee shall have the right to enforce all of Beneficiary's rights against SALMI in the same manner as if such assignee were originally named as the Beneficiary hereunder. No assignee shall be personally liable to repay any outstanding amount in the Loan Account, SALMI's recourse being limited to any Operating Surplus arising after such assignee assumes control of the Facility from Beneficiary, subject to the provisions of Section 3(h) above. No such assignment shall, however, relieve Beneficiary of Beneficiary's obligation to repay the Loan Account, which shall remain a recourse obligation of Beneficiary to SALMI, subject to the provisions of Section 3(h) above.

        8. JOINDER BY PARENT COMPANY.

               (a) Subject to the provisions of Section 8(b) below, AL U.S. Development Venture, LLC, a Delaware limited liability company ("ALUS"), the sole member of AL U.S. Pool One, LLC, a Delaware limited liability company, the sole member of AL California GP, LLC, a Delaware limited liability company, the general partner of Beneficiary, hereby guarantees to SALMI, its successors and assigns, as if ALUS were the primary obligor under this Agreement, (a) the prompt satisfaction and discharge of all sums due by Beneficiary under the terms of this Agreement and (b) the prompt and faithful performance by Beneficiary of all of the terms, covenants and conditions of this Agreement. It is expressly understood and agreed that this is a continuing guaranty and that the obligations of ALUS hereunder shall be identical to those of Beneficiary. Subject to the provisions of Section 8(b) below, in addition, ALUS guarantees the full payment of and agrees to reimburse SALMI for all costs of collection incurred by SALMI in enforcing this Agreement and pursuing any remedies set forth in this Agreement, including court costs and reasonable attorneys' fees (including, but not limited to, fees in any bankruptcy or appellate proceeding).

               (b) Notwithstanding the provisions of the foregoing Section 8(a) or any other provision of this Agreement to the contrary, payments of interest and principal shall be required to be made only if and to the extent that ALUS has sufficient Proceeds from Capital Transactions available to pay such interest and/or principal in accordance with terms of Section 5.3 of the Venture Agreement. To the extent that such Proceeds from Capital Transactions are insufficient to pay interest under any Operating Deficit Loan on a current basis, any such interest shall accrue. Payments of principal under the Loan shall be made only from available Proceeds of Capital Transactions in accordance with the provisions of Section
5.3 of the Venture Agreement.

               (c) Subject to the foregoing provisions of the foregoing Section 8(b), obligation to repay any Operating Deficit Loan hereunder to SALMI shall survive the Termination Date.

        9. MISCELLANEOUS.

               (a) Modifications. This Agreement may not be modified or amended except by a written agreement duly executed by the parties hereto and approved in writing by Construction Lender, and shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

               (b) Severability. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

               (c) Integration. Except as provided in any written agreement now or at any time hereafter in force between Beneficiary and SALMI, this Agreement shall constitute the entire agreement of SALMI with Beneficiary with respect to the Operating Deficit, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon SALMI or Beneficiary unless expressed herein or therein.

               (d) Construction. Wherever in this Agreement the context so requires, reference to the neuter, masculine or feminine shall be deemed to include each of the other, and reference to either the singular or the plural shall be deemed to include the other.

               (e) Notices. All notices of other communications required or permitted to be given pursuant to the provisions of this Agreement shall be in writing and shall be delivered in person or sent by registered or certified United States mail, postage prepaid, return receipt requested, or by express courier to the addresses of the parties as set forth below:

SALMI:                Sunrise Assisted Living Management, Inc.
                      7902 Westpark Drive
                      McLean, Virginia  22102
                      Attention: Legal Department

with a copy to:       Watt, Tieder, Hoffar & Fitzgerald, L.L.P.
                      7929 Westpark Drive, Suite 400
                      McLean, Virginia  22102
                      Attention:  Wayne G. Tatusko, Esquire

Beneficiary:          AL U.S./Studio City Senior Housing, L.P.
                      c/o Sunrise Assisted Living Investments, Inc.
                      7902 Westpark Drive

                      McLean, Virginia  22102
                      Attention:  James S. Pope, Vice President

with a copy to:       AEW Capital Management LP
                      World Trade Center
                      Two Seaport Lane
                      Boston, MA  02110
                      Attention:  Christopher Kazantis

and to:               Hale and Dorr, LLP
                      60 State Street
                      Boston, Massachusetts  02109
                      Attention:  Joseph J. Christian, Esquire

or to such other addresses as are specified by no less than fifteen (15) days prior written notice delivered in accordance herewith. All such notices, demands and requests shall be deemed effectively given and delivered three (3) business days after the postmark date of mailing, or if delivered personally, when received. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.

               (f) Captions. The captions appearing herein are used for reference only and shall not be construed as limiting anything set forth herein.

               (g) Governing Law. This Agreement shall be construed and interpreted in accordance with and shall be governed by, the laws of the Commonwealth of Virginia without regard to the principles of conflicts of laws, except to the extent preempted by United States federal law.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first hereinabove written.


               SALMI:

               SUNRISE ASSISTED LIVING MANAGEMENT, INC., a
               Virginia corporation

               By: /s/Daniel B. Gorham
                   --------------------
                   Daniel B. Gorham, Vice President


               BENEFICIARY
               -----------

               AL U.S./STUDIO CITY SENIOR HOUSING, L.P., a California limited partnership

               By: AL California GP, LLC, a Delaware limited liability company, its General Partner

                     By: AL U.S. POOL ONE, LLC, a Delaware limited liability company, its Sole Member

                          By: AL U.S. DEVELOPMENT VENTURE, LLC, a Delaware limited liability company, its Sole Member

                               By: SUNRISE ASSISTED LIVING INVESTMENTS, INC., a Virginia corporation, its Managing Member

                                    By: /s/ Daniel B. Gorham
                                       ---------------------
                                       Daniel B. Gorham, Vice President

                               By:  AEW SENIOR HOUSING COMPANY, LLC, a
                                    Delaware limited liability company, Member

                                    By:  SEAPORT SENIOR HOUSING MANAGEMENT,
                                         LLC, a Delaware limited liability
                                         company, its Managing Member

                                         By: /s/ Christopher A. Kazantis
                                             ----------------------------
                                             Christopher A. Kazantis
                                             Vice President

                                    JOINDER:

        The undersigned AL US Development, LLC hereby joins this Agreement solely for the purposes set forth in Section 8 hereof.

                             AL U.S. DEVELOPMENT VENTURE, LLC, a
                             Delaware limited liability company

                             By:    SUNRISE ASSISTED LIVING
                                    INVESTMENTS, INC., a
                                    Virginia corporation, its Managing Member

                                    By:/s/ Daniel B. Gorham
                                       --------------------
                                       Daniel B. Gorham
                                       Vice President

                             By:    AEW SENIOR HOUSING
                                    COMPANY, LLC, a Delaware limited
                                    liability company, Member

                                    By:  SEAPORT SENIOR HOUSING MANAGEMENT,
                                         LLC, a Delaware limited liability
                                         company, its Managing Member


                                         By: /s/ Christopher A. Kazantis
                                            ----------------------------
                                            Christopher A. Kazantis
                                            Vice President

                                  EXHIBIT LIST

                               Exhibit A -- Budget